Exhibit No. 99

Constellation Energy Reports

Strong Quarterly Earnings

Raises 2004 Earnings Guidance to $3.05 - $3.20 per share excluding Special Items

BALTIMORE, April 28, 2004 /PRNewswire-FirstCall via COMTEX/ — Constellation Energy (NYSE: CEG) today reported earnings per share for the three months ending March 31, 2004 of $0.66 excluding special items, an increase of 83% compared to earnings per share of $0.36 excluding special items in the same period last year.  These results were within the company’s earnings guidance range provided on January 30, 2004, of $0.55 to $0.70 per share. Including special items of ($0.27) per share related to the sale of its Hawaiian geothermal facility, Constellation earned $0.39 per share for the three months ending March 31, 2004.  The company also raised its guidance range for 2004 earnings excluding special items by $0.05 per share to $3.05 to $3.20 per share.

“This is the tenth consecutive quarter in which this management team has met or exceeded earnings guidance.  Constellation continues to execute as planned, turning in another strong quarterly performance despite extreme January weather conditions in the northeast and volatile commodity markets during the first quarter of 2004,” said Mayo A. Shattuck III, Constellation Energy’s chairman, president and chief executive officer. “Through an exceptional performance in our wholesale load business, including winning almost one-third of the load up for bid in the recent Mid-Atlantic auctions, we have meaningfully added to our backlog of future earnings and overall earnings visibility.  We also continued to optimize our generation fleet, divesting a non-core legacy asset. The renegotiation and extension of our ownership stake in a South Carolina synfuel facility creates significant value for our shareholders. These actions result in an improved earnings outlook for the year.  Accordingly, we are raising earnings guidance for 2004 by five cents to a range of $3.05 to $3.20 per share.  We continue to believe that, as our reputation for earnings consistency and operational execution builds, our investors should benefit from our unique combination of earnings growth and stability.”

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the first quarter of 2004 and 2003:

	Three Months Ended March 31, 2004		Three Months Ended March 31, 2003
	Reported GAAP EPS	EPS Excluding Special Items	Reported GAAP EPS	EPS Excluding Special Items

EARNINGS PER COMMON SHARE
Baltimore Gas and Electric	$0.43	$0.43	$0.48	$0.48
Merchant Energy	0.23	0.23	(0.13)	(0.12	)(1)
Other Nonregulated	—	—	0.05	—	(2)
Earnings Per Common Share and Earnings Per Common Share - Assuming Dilution from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	0.66	$0.66	0.40	$0.36
Loss from Discontinued Operations	(0.27)		—
Cumulative Effects of Changes in Accounting Principles	—		(1.20)
Earnings (Loss) Per Common Share and Earnings (Loss) Per Common Share - Assuming Dilution	$0.39		$(0.80)

Details of Adjustments to GAAP EPS:

(1) Workforce reduction costs - $0.01 per share.

(2) Net gain on sales of investments and other assets - ($0.05) per share.

Baltimore Gas and Electric

BGE reported earnings of $0.43 per share for the first quarter of 2004. These earnings were at the high end of the $0.37 - $0.43 earnings per share guidance range and compared to $0.48 per share for the first quarter of 2003.  Earnings declined compared to last year primarily due to colder weather in its central Maryland territory in 2003.

Merchant Energy

For the first quarter of 2004, our merchant energy business earned $0.23 per share. These results were in line with our January earnings guidance and compared favorably to a loss excluding special items of ($0.12) per share during the first quarter of 2003. Factors contributing to the year-over-year quarterly increase in 2004 results include: less outage time at our Calvert Cliffs Nuclear Power Plant, which replaced the steam generator in unit 2 in the first quarter of 2003; growth in our competitive supply business; earnings from our California High Desert Plant which began operations in the second quarter of 2003; the absence of the unfavorable impact related to economic hedges which did not qualify for hedge accounting treatment in the first quarter of 2003 and the favorable impact of hedge ineffectiveness in the first quarter of 2004; and, earnings from our South Carolina synfuel plant’s first quarter 2004 production (see addendum for discussion of treatment of South Carolina synfuels). These favorable items were partially offset by costs at our Nine Mile Point nuclear facility primarily associated with our planned January outage and inflationary and other cost increases.

“Results in recent competitive auctions demonstrate that our investment in marketing talent and technology is paying off.  In wholesale competitive auctions where price is a key determinant of success, we won significant load volumes while maintaining our historic margins,” said Shattuck. “We were also able to lock in prices for most of the output of our Mid-Atlantic fleet through 2006 at very attractive levels.  We remain committed to maintaining a highly hedged commodity profile in the near term.  This positioning means that our results will be driven by competitive supply success and operational effectiveness rather than commodity price volatility.”

The March 2004 Financial Statements and selected supplemental information are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, losses from discontinued operations, gains or losses on the sale of non-core assets, and other special items (which we define as items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods.  However, investors should note that these non-GAAP measures involve judgments by management (in particular, judgments as to what is or is not classified as a special item). These non-GAAP measures are also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items. Constellation Energy is unable to reconcile its 2004 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The Company plans to file its Form 10-Q for the three months ended March 31, 2004 on or about May 7, 2004.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call April 28, 2004

Constellation Energy will host a conference call at 8 a.m. Eastern Daylight Time on April 28, 2004, to review its results. To participate, investors, analysts, and members of the media in the United States may dial 1-800-862-9098 shortly before 8 a.m. The international dial-in number is 1-785-424-1051. The conference call host is Constellation Energy, and the password is CEG. A replay of the call will be available for one week. The replay number is 1-800-753-4652; the number for international callers is 1-402-220-4235. A live audio webcast of the conference call, as well as presentation slides and the first quarter 2004 earnings press release will be available on the Investor Relations page of the company Web site, www.constellation.com. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy

Constellation Energy, a Fortune 500 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers and one of the nation’s largest wholesale power sellers. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns and operates a diversified fleet of power plants throughout the United States. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company

(BGE), its regulated utility in Central Maryland. In 2003, the combined revenues of the integrated energy company totaled $9.7 billion.

# #

Addendum –Treatment of South Carolina Synfuels

As previously disclosed, in May 2003, we purchased a 99% ownership interest in a South Carolina facility that produces synthetic fuel.  In January 2004, we submitted our request for a private letter ruling (PLR) to the IRS for this facility but, pending receipt of a PLR or other high level comfort appropriate for recognizing such a gain contingency, we did not recognize the tax benefit of these credits during 2003.

In the first quarter of 2004, we implemented certain measures to mitigate our risk in the event that tax credits associated with 2004 production were subsequently disallowed by the IRS.  Based on this, we recognized credits associated with first quarter 2004 synfuels production in first quarter 2004 earnings.

On April 15, 2004, we received a PLR on this facility.  Based on this ruling, we will recognize $35.9 million, or $0.21 per share, in tax credits associated with 2003 production at this facility in the second quarter of 2004.  The company will treat the recognition of the 2003 credits as a special item in its 2004 non-GAAP earnings excluding special items measure.

Addendum – Special Items Recognized in First Quarter 2004

Sale of Hawaiian Geothermal Power Plant – net pre-tax charge of ($70.1) million, or ($0.27) per share

As previously disclosed,  we undertook a reevaluation of our strategy regarding our geothermal generating facility in Hawaii in the fourth quarter of 2003. The reevaluation of our strategy included soliciting bids to determine the level of interest in the project. In the first quarter, after reviewing bids received, management committed to a plan to sell the facility that met the “held for sale” criteria under Statement of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS No. 144, we record assets and liabilities held for sale at the lesser of the carrying amount or fair value less cost to sell. Because the bids under consideration as of March 31, 2004 were below carrying value, we recorded a $71.6 million pre-tax, or $47.3 million after-tax, impairment charge associated with our geothermal facility as a loss from discontinued operations.  Additionally, we recognized the $1.5 million pre-tax, or $1.0 million after-tax, net income from our geothermal facility for the quarter ended March 31, 2004, resulting in a net loss from discontinued operations of ($70.1) million pre-tax, or ($0.27) per share. Subsequent to quarter end, we reached a definitive agreement to sell Puna for $75.6 million, $5.4 million below the $81 million estimated sales price used to determine the first quarter impairment. We will recognize this reduction in sales price and any cost to resolve remaining contingencies in the second quarter of 2004. In aggregate, an estimated ($0.02) per share will be recognized in the second quarter.

($ Millions)	March 31, 2004 Impairment Estimate
Net realized sales price	$81.0
Carrying value	152.6
Pre-tax impairment loss	(71.6)
Income tax benefit	24.3
After-tax impairment loss	(47.3)
1Q04 Puna net income	1.0
After-tax loss from discontinued operations	$(46.3)
EPS Impact	$(0.27)

Addendum –Special Items Recognized in First Quarter 2003

Cumulative Effects of Changes in Accounting Principles – net pre-tax charge of ($317.9) million, or ($1.20) per share

In the first quarter of 2003, Constellation Energy recognized a net charge to earnings of ($1.20) per share from the cumulative effects of changes in accounting principles.  This consisted of a ($430.0) million pre-tax charge to earnings, or ($1.61) per share, relating to the January 1, 2003 implementation of Emerging Issues Task Force (EITF) consensus on Issue 02-3, Recognition and Reporting of Gains and Losses on Energy Trading Contracts Under EITF Issues No. 98-10 and No. 00-17, and a $112.1 million pre-tax gain, or $0.41 per share, relating to the January 1, 2003 implementation of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.

Special Items – $13.0 million net pre-tax gain, or $0.04 per share

Net Gains on Sales of Investments and Other Assets – $13.7 million pre-tax

In the first quarter of 2003, we recognized approximately $13.7 million in pre-tax gains relating to the monetization of several non-core assets including:

•                  A $7.2 million pre-tax gain on the sale of an oil tanker to the U. S. Navy;

•                  A $5.3 million pre-tax gain on the favorable settlement of a contingent obligation we had previously reserved relating to the sale of our Guatemalan power plant operation in the fourth quarter of 2001; and

•                  A $1.2 million pre-tax installment sale gain on a parcel of real estate.

Workforce Reduction Costs – ($0.7) million pre-tax

In the first quarter of 2003, we incurred ($0.7) million in expenses associated with deferred payments to employees eligible for the 2001 Voluntary Special Early Retirement Programs.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,

	2004	2003
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$2,234.3	$1,545.5
Regulated electric revenues	484.4	486.3
Regulated gas revenues	317.9	298.2
Total revenues	3,036.6	2,330.0

Expenses
Operating expenses	2,600.7	1,974.2
Depreciation and amortization	123.0	111.1
Accretion of asset retirement obligations	11.2	10.7
Taxes other than income taxes	67.5	72.1
Total expenses	2,802.4	2,168.1
Net Gain on Sales of Investments and Other Assets	1.5	13.7
Income from Operations	235.7	175.6
Other Income	4.8	8.9
Fixed Charges
Interest expense	84.8	82.3
Interest capitalized and allowance for borrowed funds used during construction	(2.6)	(4.4)
BGE preference stock dividends	3.3	3.3
Total fixed charges	85.5	81.2
Income from Continuing Operations Before Income Taxes	155.0	103.3
Income Taxes	42.5	36.3
Income from Continuing Operations and Before Cumulative
Effects of Changes in Accounting Principles	112.5	67.0
Loss from Discontinued Operations, Net of Income Taxes of $23.8	(46.3)	—
Cumulative Effects of Changes in Accounting Principles, Net of Income Taxes of $119.5	—	(198.4)
Net Income (Loss)	$66.2	$(131.4)
Earnings (Loss) Applicable to Common Stock	$66.2	$(131.4)

Average Shares of Common Stock Outstanding - Basic	168.1	164.9
Average Shares of Common Stock Outstanding - Diluted	169.2	164.9
Earnings Per Common Share and Earnings Per Common Share - Assuming Dilution from Continuing Operations and Before Cumulative Effects of Changes in Accounting Principles	$0.66	$0.40
Loss from Discontinued Operations	(0.27)	—
Cumulative Effects of Changes in Accounting Principles	—	(1.20)
Earnings (Loss) Per Common Share and Earnings (Loss) Per Common Share - Assuming Dilution	$0.39	$(0.80)

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	March 31, 2004	December 31, 2003
	(In Millions )
ASSETS
Current Assets
Cash and cash equivalents	$840.8	$721.3
Accounts receivable (net of allowance for uncollectibles of $53.5 and $51.7, respectively)	1,441.1	1,563.0
Mark-to-market energy assets	569.5	488.3
Risk management assets	577.7	249.5
Materials and supplies	202.9	211.7
Fuel stocks	108.9	178.2
Assets held for sale - discontinued operations	87.6	—
Acquired contracts, net of amortization	50.9	67.0
Prepaid taxes other than income taxes	43.2	62.4
Other	134.6	92.0
Total current assets	4,057.2	3,633.4
Investments And Other Assets
Nuclear decommissioning trust funds	792.5	736.1
Investments in qualifying facilities and power projects	328.1	332.6
Mark-to-market energy assets	343.5	261.9
Risk management assets	251.6	158.4
Goodwill	144.1	144.0
Acquired contracts, net of amortization	98.8	105.8
Other	238.1	238.0
Total investments and other assets	2,196.7	1,976.8
Property, Plant And Equipment
Regulated property, plant and equipment	5,285.8	5,266.7
Nonregulated generation property, plant and equipment	7,614.9	7,769.1
Other nonregulated property, plant and equipment	404.2	340.9
Nuclear fuel (net of amortization)	229.6	202.9
Accumulated depreciation	(4,001.4)	(3,978.1)
Net property, plant and equipment	9,533.1	9,601.5
Deferred Charges
Regulatory assets (net)	211.1	229.5
Other	138.2	149.6
Total deferred charges	349.3	379.1
Total Assets	$16,136.3	$15,590.8
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$7.5	$9.6
Current portion of long-term debt	362.9	343.2
Accounts payable	1,051.1	1,167.7
Customer deposits and collateral	235.9	181.7
Mark-to-market energy liabilities	544.3	474.6
Risk management liabilities	193.9	134.6
Accrued interest	134.6	83.1
Accrued taxes	96.5	127.2
Dividends declared	51.2	46.8
Liabilities associated with assets held for sale	47.5	—
Other	160.4	266.5
Total current liabilities	2,885.8	2,835.0
Deferred Credits And Other Liabilities
Deferred income taxes	1,466.4	1,384.4
Mark-to-market energy liabilities	355.1	258.0
Risk management liabilities	404.0	170.1
Asset retirement obligations	605.1	595.9
Postretirement and postemployment benefits	364.2	361.8
Net pension liability	185.6	225.7
Deferred investment tax credits	76.6	78.4
Other	197.5	198.4
Total deferred credits and other liabilities	3,654.5	3,272.7
Long-Term Debt
Long-term debt of nonregulated businesses	3,734.9	3,739.2
Long-term debt of BGE	1,395.7	1,395.7
6.20% Deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust originated preferred securities	257.7	257.7
Unamortized discount and premium	(12.8)	(10.2)
Current portion of long-term debt	(362.9)	(343.2)
Total long-term debt	5,012.6	5,039.2
Minority Interests	115.7	113.4
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,200.6	2,179.8
Retained earnings	2,100.2	2,081.9
Accumulated other comprehensive loss	(23.1)	(121.2)
Total common shareholders’ equity	4,277.7	4,140.5
Total Liabilities And Equity	$16,136.3	$15,590.8

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics (Unaudited)

	Three Months Ended March 31,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2004	49.6	36.9	2.1	9.6	1.8	100.0
2003	49.0	41.7	3.1	3.6	2.6	100.0

Utility Operating Statistics (Unaudited)

		Three Months Ended March 31,
		2004	2003
ELECTRIC
Revenues (In Millions)
Residential	• with househeating	$127.9	$130.2
	• other	134.3	128.0
	• total	262.2	258.2
Commercial	• excluding delivery service	153.7	160.4
	• delivery service	16.6	12.1
Industrial	• excluding delivery service	37.1	38.3
	• delivery service	3.7	3.9
System Sales		473.3	472.9
Other		11.1	13.4
Total		$484.4	$486.3

GAS
Revenues (In Millions)
Residential	• excluding delivery service	$212.7	$187.2
	• delivery service	8.1	7.3
	• total	220.8	194.5
Commercial	• excluding delivery service	61.4	55.7
	• delivery service	11.1	8.9
Industrial	• excluding delivery service	4.1	4.5
	• delivery service	2.3	3.1
System Sales		299.7	266.7
Off-System Sales		17.5	34.7
Other		2.3	2.1
Total		$319.5	$303.5

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days	• Actual	2,604	2,759
	• Normal	2,462	2,419

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Three Months Ended March 31,
	2004	2003

Ratio of Earnings to Fixed Charges	2.66	2.10

Effective Tax Rate	26.8%	34.1%

Equity Investment In Nonregulated Businesses — End of Period	$2,789.0	$2,156.5

Equity Investment In Utility Business — End of Period	$1,488.7	$1,511.5

Common Stock Data

Common Stock Dividends – Per Share
• Declared	$0.285	$0.260
• Paid	$0.260	$0.240

Market Value Per Share
• High	$41.47	$30.23
• Low	$38.52	$25.17
• Close	$39.95	$27.73

Shares Outstanding—End of Period (In Millions)	168.3	165.1

Book Value per Share—End of Period	$25.42	$22.21